Kramer, Levin, Naftalis, Nessen, Kamin & Frankel
                      9 1 9  T H I R D  A V E N U E
                       NEW YORK, N.Y. 10022 - 3852
                            (212) 715 - 9100
                                                            FAX

                                                            (212) 715-8000
                                                            _____

                                                            WRITER'S
                                                            DIRECT NUMBER

                                                            (212) 715-9100



                              October 22, 1995


Lexington Strategic Silver Fund, Inc.
Park 80 West
Plaza Two
Saddle Brook, NJ  07663

               Re:  Lexington Strategic Silver Fund, Inc. -
                    Registration Statement on Form N-1A


Gentlemen:

          We hereby consent to the reference of our firm as counsel in this Registration Statement on Form N-1A.

          The Registrant has certified and we concur that this Registration Statement meets all the requirements for immediate effectiveness pursuant to Rule 485(b).

                              Very truly yours,


                              Kramer, Levin, Naftalis, Nessen, Kamin & Frankel